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              [COOLEY GODWARD CASTRO HUDDLESON & TATUM LETTERHEAD]



July 29, 1996



JTS CORPORATION
166 BAYPOINTE PARKWAY
SAN JOSE, CALIFORNIA 95134



Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by JTS Corporation (the "Registrant") of a registration statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of up to (a) 10,279,883 shares of the Registrant's common stock, $0.001 par value, (the "Shares") pursuant to (i) the Company's 1995 Stock Option Plan, (ii) the Company's 1996 Non-Employee Directors' Stock Option Plan and (iii) the Atari Corporation Amended 1986 Stock Option Plan, assumed by the Company in connection with the Merger of the Company and Atari Corporation (collectively, the "Plans") and (b) 115,000 shares on a Reoffer Prospectus prepared in accordance with the requirements of Part I of Form S-3 (the "Reoffer Shares").

In connection with this opinion, we have examined the Registration Statement and related Prospectuses, the Company's Certificate of Incorporation and Bylaws, as amended, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Reoffer Shares are validly issued, fully paid and nonassessable, and that the Shares, when sold and issued in accordance with the Plans, the Registration Statement and related Prospectuses, will be validly issued, fully paid, and nonassessable (except as to Shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

COOLEY GODWARD CASTRO
HUDDLESON & TATUM

By: /s/ Timothy G. Patterson
    ------------------------
        Timothy G. Patterson